NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS FOURTH-QUARTER AND FULL-YEAR 2011 FINANCIAL RESULTS

•	Fourth quarter and full year results for 2011 exceed previous guidance.

•	Fourth quarter revenues up 9.5% benefiting from strong data, analytics and mortgage services volumes. Full year 2011 revenues up 4.6% despite challenging market conditions.

•	Project 30 cost reduction target of $20 million achieved; actions taken to secure significant portion of 2012 targets.

•	Company expects to reduce debt by at least $100 million during the first half of 2012; year-end 2011 cash balance of $259.3 million, up 87.0% from September 30, 2011.

Santa Ana, Calif., February 27, 2012 - CoreLogic (NYSE:CLGX), a leading provider of information, analytics and business services, today reported financial results for the fourth quarter and full-year ended December 31, 2011.

Anand Nallathambi, President and Chief Executive Officer, said, “CoreLogic is exiting 2011 with strong and accelerating momentum. During the fourth quarter we reorganized the business to focus on three core segments: data and analytics, mortgage origination services and default services. This new streamlined organization, together with CoreLogic's exit of non-core businesses in the third quarter and the recent addition of key senior leadership talent, has sharpened our management and client focus which we believe will allow us to deliver superior results.”

Nallathambi continued, “We enter 2012 with a streamlined, higher-margin business portfolio that is focused on delivering world-class data, analytics and services to our clients. This year we expect double-digit revenue growth in our data and analytics segment and we believe our mortgage origination and default services segments are well positioned to outperform their respective markets.”

“During the fourth quarter we continued to aggressively drive productivity and reduce costs. We realized $20 million in cost reductions in 2011 and, importantly, took actions that should secure about half of our 2012 Project 30 savings targets” added Frank Martell, Chief Financial Officer. “CoreLogic nearly doubled its cash on hand during the fourth quarter and we plan to deploy some of those funds in the first half of 2012 to reduce our debt balances by at least $100 million. We also expect to build our liquidity and capital resources in 2012.”

Certain information contained in this document is presented on a non-GAAP adjusted basis. For more information about the Company's adjusted results, as well as other non-GAAP financial measures used by management, please refer to the Company's quarterly financial supplement on the CoreLogic investor website and discussion on the Use of Non-GAAP Financial Measures, as well as the Reconciliation of certain GAAP to Non-GAAP Financial Measures For Consolidated CoreLogic, Inc. contained in this release.

Fourth Quarter Financial Highlights

•
Consolidated fourth quarter revenues increased 9.5% year-over-year to $345.4 million. Data & Analytics (D&A) revenues were up 25.8% to $138.5 million reflecting the acquisition of RP Data, higher analytics revenues and growth in advisory projects. Mortgage Origination Services (MOS) revenues rose 9.4% to $134.4 million due primarily to the acquisition of Dorado Network Systems and higher flood certification volumes which more than offset the impact of lower origination volumes. Default Services (DS) revenues of $78.9 million were down 11.8% from the prior year reflecting the exit of unprofitable product lines and lower software and business process outsourcing revenues, partially offset by higher field services volumes.

•
Fourth quarter income from continuing operations totaled $15.4 million, a $17.8 million decrease from the same prior year period. Fourth quarter 2011 income from continuing operations included a non-recurring charge associated with facility consolidations of $14.2 million, one-time investments in improving operating efficiency and the review of strategic alternatives totaling $7.1 million, Project 30-related severance of $6.2 million and higher depreciation and amortization of $8.7 million. These items were partially offset by an $8.1 million gain on the sale of real estate assets and the benefits of higher revenues and cost savings.

•
Fourth quarter adjusted EBITDA totaled $84.3 million, a decline of 8.2% from the prior year. Adjusted EBITDA margins for the fourth quarter were 23.4%. D&A segment adjusted EBITDA increased 28.0% reflecting revenue growth and the benefit of cost savings initiatives. Adjusted EBITDA for the MOS segment was modestly below prior year levels as cost productivity in the Company's origination-related servicing businesses was more than offset by lower equity in earnings of affiliates. Adjusted EBITDA attributable to the DS segment was down 48.8% primarily as a result of lower revenues, an unfavorable shift in product mix and higher technology-related expenses.

•
Loss from continuing operations, net of tax per diluted share was $0.06 for the fourth quarter. Adjusted income from continuing operations, net of tax per diluted share from continuing operations totaled $0.23 for the fourth quarter.

Cost Reduction Program

•
As part of its previously announced Project 30 program, the Company achieved $20.0 million in cost savings during 2011. These cost reductions were principally related to workforce reductions in corporate shared services and information technology (IT), the outsourcing of certain IT and business process functions and cuts in spending on outside services.

•
The Company expects to achieve an incremental $60 million in cost savings in 2012. Specific actions, including reductions in force, taken during the second half of 2011 in the areas of IT and corporate shared support functions and real estate consolidation are expected to account for over half of the 2012 targeted savings. During the fourth quarter, the Company reduced its U.S.-based workforce by approximately 7%. In addition, the Company completed real estate consolidations which are expected to generate ongoing cost savings in 2012 and beyond.

Liquidity and Capital Resources

•
At December 31, 2011, the Company had cash of $259.3 million, up $120.6 million from September 30, 2011. Increased cash balances reflect positive cash inflows from operations, proceeds from the sale of certain minority equity investments and Company-owned real estate as well as a tax refund related to the 2010 sale of the Company's employer and litigation services business.

•
Total debt as of December 31, 2011 was $908.3 million, down $2.8 million from September 30, 2011, with available capacity on the Company's credit facility of approximately $499.0 million. The Company expects to reduce indebtedness by at least $100 million during the first half of 2012 through scheduled and voluntary principal payments.

•	The Company will continue to consider the repurchase of common shares on an opportunistic basis as part of an existing Board of Directors authorization.

Revised Segment Reporting

•
As part of the Company's focus on creating a more streamlined and higher-margin business, the Company exited certain non-core businesses during the third quarter and simplified its organizational structure and financial presentation in the fourth quarter of 2011. As a result, effective with the fourth quarter of 2011 the Company will be reporting its financial results in three business segments: Data and Analytics; Mortgage Origination Services; and Default Services. The Company believes this new organization structure will simplify the external review and analysis of its results. Revised segment results (on an unaudited basis) can be accessed at http://investor.corelogic.com.

Financial Guidance

•	Full year 2011 adjusted revenues, adjusted EBITDA and adjusted EPS from continuing operations totaled $1,390.6 million, $310.3 million and $0.85, respectively, which exceeded previous guidance.

•	The Company reconfirms its guidance for 2012 which was issued on January 19, 2012.

($ in millions, except per share amounts)	2012 Guidance
Adjusted Revenue	$1,425 - $1,475
Adjusted EBITDA	$335 - $360
Adjusted EPS	$0.95 - $1.05

Teleconference/Webcast
CoreLogic management will host a live webcast and conference call on Tuesday, February 28, 2012, at 8:00 a.m. Pacific time (11:00 a.m. Eastern time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. The discussion is also available through dial-in number 1-800-798-2801 for U.S./Canada participants or 617-614-6205 for international participants using Conference ID 24200512.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 54388010.

Additional detail on the Company's fourth quarter financial results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

Media Contact: Alyson Austin, office phone: 714-250-6180, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading provider of information, analytics and business services. The Company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built one of the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations. The Company, headquartered in Santa Ana, Calif., has more than 5,000 employees globally. For more information visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's overall financial performance, including future revenue and earnings growth, future margin improvement and future adjusted EBITDA and EPS performance, estimated future cost savings and the impact thereof; mortgage market trends; reduction in indebtedness; and anticipated workforce reductions. Risk and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2010, as updated by our Quarterly Reports on Form 10-Q, including but not limited to: limitations on access to data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data which may, among other things, limit the manner in which we conduct business with our customers; compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer credit industry, including the continued decline in mortgage applications, declines in the level of loans seriously delinquent and continued delays in the default cycle, the state of the securitization market, increased unemployment, and conditions in the economy generally; our cost reduction initiatives and our ability to significantly decrease future allocated costs and other amounts in connection therewith; risks related to our international operations and the outsourcing of various business process and information technology services to third parties, including potential disruptions to services and customers and inability to achieve cost savings; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures
This press release contains certain financial measures that are not presented in accordance with Generally Accepted Accounting Principles (GAAP), including adjusted revenue which includes equity in earnings of affiliates; adjusted EBITDA and adjusted EBITDA margin which is adjusted to exclude historical corporate expense of the spun-off businesses, net realized investment gains/losses, employee separation costs, and other adjustments. Although these exclusions represent actual losses or expenses to the Company, they may mask the periodic income and financial and operating trends associated with the Company's business. To compensate for the inherent limitations of these non-GAAP measures, the Company uses them in conjunction with the corresponding GAAP measures.

The Company is presenting these non-GAAP financial measures because the Company believes that they provide the Company's management and investors with additional insight into the operational performance of the Company relative to earlier periods. The Company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this press release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share to expected reported results due to the unknown effect, timing and potential significance of special charges or gains.

(Additional Financial Data Follows)

CoreLogic, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
Operating revenue	$345,398	$315,367	$1,338,547	$1,280,276
External cost of revenue	76,599	68,111	288,056	282,824
Salaries and benefits	139,353	127,172	553,898	533,268
Other operating expenses	82,623	64,202	292,362	255,620
Depreciation and amortization	31,387	22,683	115,546	94,881
Total operating expenses	329,962	282,168	1,249,862	1,166,593
Income from continuing operations	15,436	33,199	88,685	113,683
Interest expense:
Interest income	823	1,440	4,827	4,269
Interest expense	15,336	9,169	63,117	34,494
Total interest expense, net	(14,513)	(7,729)	(58,290)	(30,225)
(Loss)/gain on investments and other, net	(26,778)	(10,227)	60,005	(10,885)
(Loss)/income from continuing operations before equity in earnings of affiliates and income taxes	(25,855)	15,243	90,400	72,573
(Benefit)/provision for income taxes	(9,654)	26,130	67,175	30,323
(Loss)/income from continuing operations before equity in earnings of affiliates	(16,201)	(10,887)	23,225	42,250
Equity in earnings of affiliates, net of tax	9,877	12,049	30,270	41,641
Net (loss)/income from continuing operations	(6,324)	1,162	53,495	83,891
Loss from discontinued operations, net of tax	(7,981)	(878)	(119,106)	(94,566)
Loss on sale of discontinued operations, net of tax	—	(18,985)	—	(18,985)
Net loss	(14,305)	(18,701)	(65,611)	(29,660)
Less: Net income attributable to noncontrolling interests	(163)	9,041	980	37,670
Net loss attributable to CoreLogic	$(14,142)	$(27,742)	$(66,591)	$(67,330)
Amounts attributable to CoreLogic stockholders:
(Loss)/income from continuing operations, net of tax	$(6,161)	$(7,879)	$52,515	$46,221
(Loss)/income from discontinued operations, net of tax	(7,981)	(878)	(119,106)	(94,566)
Loss on sale of discontinued operations, net of tax	—	(18,985)	—	(18,985)
Net loss	$(14,142)	$(27,742)	$(66,591)	$(67,330)
Basic loss per share:
(Loss)/income from continuing operations, net of tax	$(0.06)	$(0.07)	$0.48	$0.41
(Loss)/income from discontinued operations, net of tax	(0.07)	(0.01)	(1.09)	(0.85)
Loss on sale of discontinued operations, net of tax	—	(0.16)	—	(0.17)
Net loss	$(0.13)	$(0.24)	$(0.61)	$(0.61)
Diluted loss per share:
(Loss)/income from continuing operations, net of tax	$(0.06)	$(0.07)	$0.48	$0.41
(Loss)/income from discontinued operations, net of tax	(0.07)	(0.01)	(1.09)	(0.84)
Loss on sale of discontinued operations, net of tax	—	(0.16)	—	(0.17)
Net loss	$(0.13)	$(0.24)	$(0.61)	$(0.60)
Weighted-average common shares outstanding:
Basic	106,508	116,344	109,122	111,529
Diluted	106,508	116,344	109,712	112,363

CoreLogic, Inc.
Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	As of December 31,
Assets	2011	2010
Current assets:
Cash and cash equivalents	$259,266	$426,212
Marketable securities	20,884	75,221
Accounts receivable (less allowance for doubtful accounts of $17,365 and $12,314 in 2011 and 2010, respectively)	213,339	176,413
Prepaid expenses and other current assets	51,659	42,793
Income tax receivable	15,110	30,587
Deferred income tax assets, current	39,584	30,782
Due from FAFC, net	621	—
Assets of discontinued operations	55,516	262,275
Total current assets	655,979	1,044,283
Property and equipment, net	214,237	197,426
Goodwill	1,472,206	1,289,888
Other intangible assets, net	164,365	109,850
Capitalized data and database costs, net	304,006	211,331
Investment in affiliates, net	113,809	165,709
Deferred income tax assets (see Note 1)	38,305	6,344
Restricted cash	22,044	21,095
Other assets	125,120	180,881
Total assets	$3,110,071	$3,226,807
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$149,452	$141,711
Accrued salaries and benefits	86,444	76,212
Deferred revenue, current	201,689	186,031
Mandatorily redeemable noncontrolling interests	—	72,000
Current portion of long-term debt	62,268	233,452
Due to FAFC, net	—	18,097
Liabilities of discontinued operations	27,399	40,162
Total current liabilities	527,252	767,665
Long-term debt, net of current	846,027	487,437
Deferred revenue, net of current	338,799	350,827
Deferred income tax liabilities	18,383	—
Other liabilities	134,789	83,755
Total liabilities	1,865,250	1,689,684

Commitments and contingencies
Equity:
CoreLogic, Inc.'s (CoreLogic) stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 106,544 and 115,499 shares issued and outstanding as of December 31, 2011 and 2010, respectively	1	1
Additional paid-in capital	1,053,447	1,229,806
Retained earnings (see Note 1)	209,389	289,018
Accumulated other comprehensive (loss)/income	(20,316)	15,943
Total CoreLogic stockholders' equity	1,242,521	1,534,768
Noncontrolling interests	2,300	2,355
Total equity	1,244,821	1,537,123
Total liabilities and equity	$3,110,071	$3,226,807

Note 1 - Certain balance sheet amounts in 2010 have been revised to reflect the correction of $9.6 million in tax adjustments relating to prior period financial statements.

RECONCILIATION OF NET INCOME/(LOSS) FROM CONTINUING OPERATIONS TO EBITDA
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011

(unaudited - in thousands)	Net income/(loss) from continuing operations	Depreciation and amortization	Total interest expense	Provision for income taxes	Taxes in equity in earnings of affiliates	EBITDA
Data & Analytics	$19,643	$17,721	$879	$—	$—	$38,243
Mortgage Origination Services	13,313	5,886	(736)	—	—	18,463
Default Services	5,426	3,532	(73)	—	—	8,885
Corporate	(44,706)	4,248	14,443	(9,654)	5,629	(30,040)
	$(6,324)	$31,387	$14,513	$(9,654)	$5,629	$35,551

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011

(unaudited - in thousands)	As Reported (1)	Equity in Earnings	Severance	Investment Loss/(Gains)	Asset Impairment	Efficiency Investments	Other (2)	Adjusted

Revenue
Data & Analytics	$138,475	$424	$—	$—	$—	$—	$—	$138,899
Mortgage Origination Services	134,360	14,939	—	—	—	—	—	149,299
Default Services	78,902	(116)	—	—	—	—	—	78,786
Corporate	(6,339)	259	—	—	—	—	—	(6,080)
	$345,398	$15,506	$—	$—	$—	$—	—	$360,904

Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes
Data & Analytics	$19,219	$424	$1,473	$—	$438	$—	$—	$21,554
Mortgage Origination Services	(1,626)	14,939	596	26,434	—	—	—	40,343
Default Services	5,543	(116)	378	255	2,279	—	—	8,339
Corporate	(48,991)	259	3,768	1,712	—	3,428	10,687	(29,137)
	$(25,855)	$15,506	$6,215	$28,401	$2,717	$3,428	10,687	$41,099	(3)

EBITDA
Data & Analytics	38,243	—	1,473	—	—	—	—	39,716
Mortgage Origination Services	18,463	—	596	26,434	—	—	—	45,493
Default Services	8,885	—	378	255	—	—	—	9,518
Corporate	(30,040)	—	3,768	1,712	—	3,428	10,687	(10,445)
	$35,551	$—	$6,215	$28,401	$—	$3,428	10,687	$84,282

(1)
As reported is defined as GAAP financial results for revenues and income/(loss) from continuing operations before equity in earnings of affiliates and income taxes, except for EBITDA which is a non-GAAP measure, and includes pre-tax equity in earnings from affiliates, and is reconciled in the table above.

(2)	Non-recurring settlements, legal fees, strategic advice, professional fees related to acquisitions, gains/losses on sale of operating assets, lease exit costs and other.

(3)
Adjusted earnings per share is derived from adjusted income from continuing operations before equity in earnings of affiliates and income taxes, net of planned tax rate of 40%, divided by weighted average diluted common shares [$41,099 * (1 -40%) / 107,019 = $0.23].

RECONCILIATION OF NET INCOME/(LOSS) FROM CONTINUING OPERATIONS TO EBITDA
FOR THE THREE MONTHS ENDED DECEMBER 31, 2010

(unaudited - in thousands)	Net income/(loss) from continuing operations	Depreciation and amortization	Total interest expense	Provision for income taxes	Taxes in equity in earnings of affiliates	EBITDA
Data & Analytics	$12,425	$12,362	$(589)	$—	$—	$24,198
Mortgage Origination Services	44,256	4,977	(1,301)	—	—	47,932
Default Services	20,663	1,320	3	—	—	21,986
Corporate	(76,182)	4,024	9,616	26,130	8,199	(28,213)
	$1,162	$22,683	$7,729	$26,130	$8,199	$65,903

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2010

(unaudited - in thousands)	As Reported (1)	Equity in Earnings	Severance	Investment Loss/(Gains)	Asset Impairment	Other (2)	Adjusted

Revenue
Data & Analytics	$110,117	$1,025	$—	$—	$—	$—	$111,142
Mortgage Origination Services	122,807	19,461	—	—	—	526	142,794
Default Services	89,496	72	—	—	—	—	89,568
Corporate	(7,053)	(311)	—	—	—	—	(7,364)
	$315,367	$20,247	$—	$—	$—	526	$336,140

Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes
Data & Analytics	$11,400	$1,025	$1,108	$—	$431	$5,718	$19,682
Mortgage Origination Services	24,795	19,461	95	—	345	526	45,222
Default Services	20,591	72	(26)	(3,353)	159	—	17,443
Corporate	(41,543)	(311)	850	15,086	—	5,860	(20,058)
	$15,243	$20,247	$2,027	$11,733	$935	12,104	$62,289	(3)

EBITDA
Data & Analytics	$24,198	$—	$1,108	$—	$—	$5,718	$31,024
Mortgage Origination Services	47,932	—	95	—	—	526	48,553
Default Services	21,986	—	(26)	(3,353)	—	—	18,607
Corporate	(28,213)	—	850	15,086	—	5,860	(6,417)
	$65,903	$—	$2,027	$11,733	$—	12,104	$91,767

(1)
As reported is defined as GAAP financial results for revenues and income/(loss) from continuing operations before equity in earnings of affiliates and income taxes, except for EBITDA which is a non-GAAP measure, and includes pre-tax equity in earnings from affiliates, and is reconciled in the table above.

(2)	Non-recurring settlements, legal fees, strategic advice, professional fees related to acquisitions, gains/losses on sale of operating assets, lease exit costs and other.

(3)
Adjusted earnings per share is derived from adjusted income from continuing operations before equity in earnings of affiliates and income taxes, net of planned tax rate of 40%, divided by weighted average diluted common shares [$62,289 * (1 -40%) / 117,171 = $0.32].

RECONCILIATION OF NET INCOME/(LOSS) FROM CONTINUING OPERATIONS TO EBITDA
FOR THE YEAR ENDED DECEMBER 31, 2011

(unaudited - in thousands)	Net income/(loss) from continuing operations	Depreciation and amortization	Total interest expense	Provision for income taxes	Taxes in equity in earnings of affiliates	EBITDA
Data & Analytics	$70,039	$65,957	$365	$—	$—	$136,361
Mortgage Origination Services	126,616	23,782	(2,895)	—	—	147,503
Default Services	44,310	7,484	(214)	—	—	51,580
Corporate	(187,470)	18,323	61,034	67,175	19,225	(21,713)
	$53,495	$115,546	$58,290	$67,175	$19,225	$313,731

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES
FOR THE YEAR ENDED DECEMBER 31, 2011

(unaudited - in thousands)	As Reported (1)	Equity in Earnings	Severance	Investment Loss/(Gains)	Asset Impairment	Efficiency Investments	Other (2)	Adjusted

Revenue
Data & Analytics	$525,350	$1,512	$—	$—	$—	$—	$2,562	$529,424
Mortgage Origination Services	504,872	47,673	—	—	—	—	—	552,545
Default Services	329,273	(245)	—	—	—	—	—	329,028
Corporate	(20,948)	555	—	—	—	—	—	(20,393)
	$1,338,547	$49,495	$—	$—	$—	$—	2,562	$1,390,604

Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes
Data & Analytics	$68,527	$1,512	$2,073	$738	$5,749	$1,595	$2,562	$82,756
Mortgage Origination Services	78,943	47,673	2,420	1,538	502	230	—	131,306
Default Services	44,555	(245)	1,719	743	2,279	—	—	49,051
Corporate	(101,625)	555	7,115	(63,116)	9,595	22,236	16,700	(108,540)
	$90,400	$49,495	$13,327	$(60,097)	$18,125	$24,061	19,262	$154,573	(3)

EBITDA
Data & Analytics	136,361	—	2,073	738	—	1,595	2,562	143,329
Mortgage Origination Services	147,503	—	2,420	1,538	—	230	—	151,691
Default Services	51,580	—	1,719	743	—	—	—	54,042
Corporate	(21,713)	—	7,115	(63,116)	—	22,236	16,700	(38,778)
	$313,731	$—	$13,327	$(60,097)	$—	$24,061	19,262	$310,284

(1)
As reported is defined as GAAP financial results for revenues and income/(loss) from continuing operations before equity in earnings of affiliates and income taxes, except for EBITDA which is a non-GAAP measure, and includes pre-tax equity in earnings from affiliates, and is reconciled in the table above.

(2)	Non-recurring settlements, legal fees, strategic advice, professional fees related to acquisitions, gains/losses on sale of operating assets, lease exit costs and other.

(3)
Adjusted earnings per share is derived from adjusted income from continuing operations before equity in earnings of affiliates and income taxes, net of planned tax rate of 40%, divided by weighted average diluted common shares [$154,573 * (1 -40%) / 109,712 = $0.85].

RECONCILIATION OF NET INCOME/(LOSS) FROM CONTINUING OPERATIONS TO EBITDA
FOR THE YEAR ENDED DECEMBER 31, 2010

(unaudited - in thousands)	Net income/(loss) from continuing operations	Depreciation and amortization	Total interest expense	Provision for income taxes	Taxes in equity in earnings of affiliates	EBITDA
Data & Analytics	$89,658	$47,459	$301	$—	$—	$137,418
Mortgage Origination Services	150,855	19,108	(1,490)	—	—	168,473
Default Services	81,311	5,446	3	—	—	86,760
Corporate	(237,933)	22,868	31,412	30,323	27,742	(125,588)
	$83,891	$94,881	$30,226	$30,323	$27,742	$267,063

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES
FOR THE YEAR ENDED DECEMBER 31, 2010

(unaudited - in thousands)	As Reported (1)	Equity in Earnings	Severance	Investment Loss/(Gains)	Asset Impairment	Spin & Legacy Corp. Costs	Other (2)	Adjusted

Revenue
Data & Analytics	$444,690	$4,606	$—	$—	$—	$—	$—	$449,296
Mortgage Origination Services	484,940	64,588	—	—	—	—	526	550,054
Default Services	368,536	755	—	—	—	—	—	369,291
Corporate	(17,890)	(566)	—	—	—	(5,992)	3,827	(20,621)
	$1,280,276	$69,383	$—	$—	$—	$(5,992)	4,353	$1,348,020

Income/(loss) from continuing operations before equity in earnings of affiliates and income taxes
Data & Analytics	$85,052	$4,606	$1,253	$(752)	$431	$—	$5,718	$96,308
Mortgage Origination Services	86,267	64,588	1,905	1,400	345	—	526	155,031
Default Services	80,556	755	208	(3,353)	159	—	—	78,325
Corporate	(179,302)	(566)	2,685	12,014	—	69,022	7,557	(88,590)
	$72,573	$69,383	$6,051	$9,309	$935	$69,022	13,801	$241,074	(3)

EBITDA
Data & Analytics	137,418	—	1,253	(752)	—	—	5,718	143,637
Mortgage Origination Services	168,473	—	1,905	1,400	—	—	526	172,304
Default Services	86,760	—	208	(3,353)	—	—	—	83,615
Corporate	(125,588)	—	2,685	12,014	—	57,632	7,557	(45,700)
	$267,063	$—	$6,051	$9,309	$—	$57,632	13,801	$353,856

(1)
As reported is defined as GAAP financial results for revenues and income/(loss) from continuing operations before equity in earnings of affiliates and income taxes, except for EBITDA which is a non-GAAP measure, and includes pre-tax equity in earnings from affiliates, and is reconciled in the table above.

(2)	Non-recurring settlements, legal fees, strategic advice, professional fees related to acquisitions, gains/losses on sale of operating assets, lease exit costs and other.

(3)
Adjusted earnings per share is derived from adjusted income from continuing operations before equity in earnings of affiliates and income taxes, net of planned tax rate of 40%, divided by weighted average diluted common shares [$241,074 * (1 -40%) / 112,363 = $1.29].